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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement of The Valiant Funds on Form N-1A (File No. 33-59840) of our report dated October 20, 1999 on our audits of the financial statements and financial highlights of U.S. Treasury Money Market Portfolio, U.S. Treasury Income Portfolio, General Money Market Portfolio and Tax-Exempt Money Market Portfolio (separate portfolios consistuting The Valiant Fund), which report is included in the Annual Report to Shareholders for the period ended August 31, 1999. We also consent to the references to our Firm under the caption "Financial Highlights" in the prospectuses and the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment No. 10 to Registration Statement of The Valiant Fund on Form N-1A (File No. 33-59840).




PricewaterhouseCoopers LLP
Columbus, Ohio
December 28, 1999